Exhibit 10.6

ORANGE 21 INC.

2004 Stock Incentive Plan

Notice of Stock Option Grant

You have been granted the following Option to purchase Common Stock of Orange 21 Inc. (the “Company”) under the Company’s 2004 Stock Incentive Plan, as amended and restated (the “Plan”):

Name of Optionee:

Total Number of Option Shares Granted:

Type of Option:	Nonstatutory Stock Option

Exercise Price Per Share:	$

Grant Date:

Vesting Commencement Date:

Vesting Schedule:	Subject to the Optionee’s continuous Service and other limitations set forth in this Notice and the Stock Option Agreement, this Option shall vest and be exercisable one-third annually such that [NUMBER] shares vest on [DATE], [NUMBER] shares vest on [DATE], and [NUMBER] shares vest on [DATE].

Expiration Date:	[DATE]. This Option expires earlier if your Service (as defined in the Plan) terminates earlier, as described in the Stock Option Agreement.

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By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the term and conditions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:	ORANGE 21 INC.

By:
Optionee’s Signature

Name:
Optionee’s Printed Name
Title:

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Tax Treatment	This Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code or a nonstatutory option, as provided in the Notice of Stock Option Grant. Even if this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory option to the extent required by the $100,000 annual limitation under Section 422(d) of the Internal Revenue Code.

Vesting	Subject to the Optionee’s continuous Service and other limitations set forth in the Notice and the Stock Option Agreement, this Option shall vest and be exercisable one-third annually such that [NUMBER] shares vest on [DATE], [NUMBER] shares vest on [DATE], and [NUMBER] shares vest on [DATE].

The vesting of the Option will accelerate in full if Optionee’s employment is either (i) terminated by the Company without Cause within twelve (12) months following a Change in Control, or (ii) terminated by Optionee for Good Reason within fourteen (14) months following a Change in Control.

“Change in Control” shall mean the occurrence of any of the following events:

(i) A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either: (A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or (B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

The term “look-back” date shall mean the later of (1) the Effective Date, or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

Any other provision of this Vesting Section notwithstanding, no transaction nor series of related transactions described in (ii) through (iv) above with a Disqualified Party as the acquiring party shall be treated as a Change in Control; provided, further, that a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the Securities and Exchange Commission for the initial offering of Stock to the public.

“Cause” as determined by the Company’s Board of Directors in its sole discretion: (i) Commission of a felony or any lesser crime or offense involving fraud, embezzlement, dishonesty, breach of trust, or breach of fiduciary duty; or (ii) Conduct that has caused demonstrable and serious injury to the Company or any of its affiliates, monetary or otherwise; or (iii) The order of a regulatory agency that Optionee be removed from any office, authority, or employment with the Company; or (iv) Willful misconduct, refusal to perform, or substantial disregard of duties properly assigned to Optionee by the Company; or (v) Breach of duty of loyalty to the Company or any of its affiliates or other act of fraud or dishonesty with respect to the Company or any of its affiliates; or (vi) Breach by Optionee of the terms of any agreement between or among Optionee and the Company; or (vii) Optionee’s violation of any policy of the Company.

“Disqualified Party” shall mean any of Costa Brava Partnership III, L.P., Roark, Rearden & Hamot, LLP, Seth W. Hamot, an individual, and any affiliates of the foregoing entities and individual.

“Good Reason” means the occurrence of any of the following events or conditions unless consented to by the Optionee (and the Optionee shall be deemed to have consented to any such event or condition unless the Optionee provides written notice of the Optionee’s non-acquiescence within 30 days of the effective time of such event or condition): (i) a change in the Optionee’s responsibilities or duties which represents a material and substantial diminution in the Optionee’s responsibilities or duties as in effect immediately preceding the consummation of a Change in Control; (ii) a reduction in the Optionee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Change in Control or at any time thereafter; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the Optionee’s by the same percentage amount shall not constitute such a salary reduction; or (iii) requiring the Optionee to be based at any place outside a 50-mile radius from the Optionee’s job location prior to the Change in Control except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Change in Control.

Term	This Option expires in any event at the close of business at Company headquarters on [DATE]. This Option may expire earlier if your Service terminates, as described below.

Regular Termination	If your Service terminates for any reason except death or “Total and Permanent Disability” (as defined in the Plan), then this Option will expire at the close of business at Company headquarters on the date three (3) months after the date your Service terminates (or, if earlier, the Expiration Date). The Company has discretion to determine when your Service terminates for all purposes of the Plan and its determinations are conclusive and binding on all persons.

Death	If you die, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date your Service terminates (or, if earlier, the Expiration Date). During that period of up to twelve (12) months, your estate or heirs may exercise the Option.

Disability	If your Service terminates because of your Total and Permanent Disability, then this Option will expire at the close of business at Company headquarters on the date twelve (12) months after the date your Service terminates (or, if earlier, the Expiration Date).

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise	The Company will not permit you to exercise this Option if the issuance of shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Company stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Company stock as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain such approval.

Notice of Exercise	When you wish to exercise this Option you must notify the Company by completing the attached “Notice of Exercise of Stock Option” form and filing it with the Option Administrator. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the Option exercise price for the shares you are purchasing. Payment may be made in the following form(s):

• Your personal check, a cashier’s check or a money order.

•        Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to you. However, you may not surrender, or attest to the ownership of shares of Company stock in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

•        By delivering on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of your Option shares and to deliver to the Company from the sale proceeds in an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

•        Irrevocable directions to a securities broker or lender approved by the Company to pledge Option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Company in its sole discretion.

Withholding Taxes and Stock Withholding	You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this Option. The value of these shares, determined as of the effective date of the Option exercise, will be applied to the withholding taxes.

Restrictions on Resale	By signing this Agreement, you agree not to sell any Option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale (e.g., a lock-up period after the Company goes public). This restriction will apply as long as you are an employee, consultant or director of the Company or a subsidiary of the Company.

Transfer of Option	In general, only you can exercise this Option prior to your death. You cannot transfer or assign this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the “Committee” (as defined in the Plan) may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.

The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

Retention Rights	Neither your Option nor this Agreement gives you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this Option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this Option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. All capitalized terms in the Stock Option Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,

YOU AGREE TO ALL OF THE TERMS AND CONDITIONS

DESCRIBED ABOVE AND IN THE PLAN

ORANGE 21 INC.

2004 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTION

You must complete and sign this Notice on the last page before submitting it to the Company

OPTIONEE INFORMATION:

Name:	Social Security Number: __________________________

Address: ______________________	Employee Number: ______________________________

______________________

OPTION INFORMATION:

Date of Grant:	Type of Stock Option:

Exercise Price per Share: $	X Nonstatutory (NSO)

Total number of shares of Common Stock of ORANGE 21 INC. (the “Company”) covered by Option:	Incentive (ISO)*

*	This Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code, as provided in the Notice of Stock Option Grant. Even though this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory option to the extent required by the $100,000 annual limitation under Section 422 of the Internal Revenue Code.

EXERCISE INFORMATION:

Number of shares of Common Stock of the Company for which option is being exercised now:                                         . (These shares are referred to below as the “Purchased Shares.”)

Total exercise price for the Purchased Shares: $

Form of payment enclosed:

[check all that apply]:

☐	Check for $ , payable to “ORANGE 21 INC.”

☐	Certificate(s) for shares of Common Stock of the Company that I have owned for at least six months or have purchased in the open market. (These shares will be valued as of the date when the Company receives this notice.)

☐	Attestation Form covering shares of Common Stock of the Company. (These shares will be valued as of the date when the Company receives this notice.)

Name(s) in which the Purchased Shares should be registered:

[please check one box]:

☐ In my name only

☐ In the names of my spouse and myself as community property	My spouse’s name (if applicable):

☐ In the names of my spouse and myself as joint tenants with the right of survivorship

☐ In the name of an eligible revocable trust	Full legal name of revocable trust:

The certificate for the Purchased Shares should be sent to the following address:

ACKNOWLEDGMENTS:

1.	I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades.

2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Company’s 2004 Stock Incentive Plan and the tax consequences of an exercise.

3.	In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4.	In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

5.	I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements of the Internal Revenue Service (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for tax purposes. As a result, the favorable ISO tax treatment will be unavailable and other unfavorable tax consequences may occur.

SIGNATURE AND DATE:

____________, 20___